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                            Exhibit 2.3

                          VOTING AGREEMENT

      This Voting Agreement dated as of December 19, 1995, is entered into between Mercantile Bancorporation Inc. ("Mercantile"), and the undersigned director and shareholder ("Shareholder") of Peoples State Bankshares, Inc. ("Peoples Bankshares").

      WHEREAS, Peoples Bankshares, Mercantile, Ameribanc, Inc. ("Ameribanc") and Peoples State Bank ("Peoples Bank") have proposed to enter into an Agreement and Plan of Reorganization (the "Agreement"), dated as of today, whereby Ameribanc and Peoples Bankshares will consummate an exchange of all shares of Peoples Bank common stock, $100.00 par value (the "Peoples Bank Common Stock"), owned beneficially and of record by Peoples Bankshares (the "Exchange") for shares of common $5.00 par value, of Mercantile ("Mercantile Common Stock"), and, simultaneously with the Exchange, a Kansas State bank to be owned by Ameribanc will be merged with and into Peoples Bank (the "Merger" and together with the Exchange, the "Acquisition"), and the shareholders of Peoples Bank (other than Ameribanc and Peoples Bankshares) will receive shares of Mercantile Common Stock in conversion of their shares of Peoples Bank Common Stock; and

      WHEREAS, Mercantile is willing to expend the substantial time, effort and expense necessary to implement the Acquisition, only if Shareholder enters into this Voting Agreement; and

      WHEREAS, the Shareholder believes that the Acquisition is in his best interest and the best interest of Peoples Bankshares;

      NOW, THEREFORE, in consideration of the premises, Shareholder hereby agrees as follows:

      1.  Voting Agreement.  Shareholder will vote, or cause to be voted,
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all of the shares of Peoples Bankshares Common Stock he now owns or hereafter acquires and over which he now has, or prior to the record date for voting at the Meeting (as hereafter defined) acquires, voting control in favor of the Exchange at the meeting of shareholders of Peoples Bankshares to be called for the purpose of approving the Exchange (the "Meeting").

      2.  No Competing Transaction.  Shareholder will not, directly or
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indirectly, cause the initiation, solicitation or encouragement or voting any of the shares of Peoples Bankshares Common Stock now or hereafter acquired by Shareholder in favor of any other merger or sale of all or substantially all the assets of Peoples Bankshares to any person other than Mercantile or its affiliates until the earlier to occur of: (i) the closing of the Exchange and the Merger, (ii) the termination of the Agreement or (iii) the abandonment of the Exchange and the Merger by the mutual agreement of Peoples Bankshares, Peoples Bank, Ameribanc and Mercantile.

      3.  Transfers Restricted.  From and after the date of this Shareholder
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Agreement, Shareholder will not sell, dispose of or otherwise transfer any shares of Peoples Bankshares Common Stock owned beneficially or of record by him, unless the transferee, prior to such transfer, executes a voting agreement with respect to the transferred shares substantially to the effect of this Voting Agreement and satisfactory to Mercantile.

      4.  Meeting.  At Mercantile's request, Shareholder shall use his best
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efforts to cause the Meeting to be held as soon as practicable.

      5.  Representations and Warranties True and Correct.  Shareholder
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acknowledges that he has reviewed the representations and warranties of
Peoples Bankshares set forth in Article II of the Agreement


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and certifies that to the best knowledge of Shareholder, such representations and warranties are true and correct in all material respects.

      6.  No Ownership Interest.  Nothing contained in this Shareholder
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Agreement shall be deemed to vest in Mercantile any direct or indirect ownership or incidence of ownership of or with respect to any shares of Peoples Bankshares Common Stock. All rights, ownership and economic benefits of and relating to the shares of Peoples Bankshares Common Stock owned by Shareholder shall remain and belong to Shareholder, and Mercantile shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Peoples Bankshares or exercise any power or authority to direct Shareholder in the voting of any of his shares of Peoples Bankshares Common Stock, except as otherwise expressly provided herein, or the performance of his duties or responsibilities as a director of Peoples Bankshares.

      7.  Evaluation of Investment.  Shareholder, by reason of his knowledge
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and experience in financial and business matters and in his capacity as a director and executive officer of Peoples Bankshares, believes himself capable of evaluating the merits and risks of the potential investment in Mercantile Common Stock contemplated by the Agreement.

      8.  Documents Delivered.  Shareholder acknowledges having reviewed the
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Agreement and its attachments and the related Plan of Merger and that reports, proxy statements and other information with respect to Mercantile filed with the Securities and Exchange Commission were, prior to his execution of this Shareholder Agreement, available for inspection and copying at the offices of Mercantile and that Mercantile delivered the following such documents to Peoples Bankshares and Peoples Bank:

          (a) Mercantile's Annual Report on Form 10-K for the year ended December 31, 1994;
          (b) Mercantile's Annual Report to Shareholders for the year ended December 31, 1994; and
          (c) Mercantile's Quarterly Report on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

      9.  Amendment and Modification.  This Shareholder Agreement may be
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amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Shareholder and Mercantile.

      10. Entire Agreement.  This Shareholder Agreement evidences the entire
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agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Agreement. This Shareholder Agreement supersedes any agreements among Peoples Bankshares and Shareholder concerning the Exchange, the Merger or the disposition or control of the capital stock of Peoples Bankshares.

      11. Severability.  The parties agree that if any provision of this
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Shareholder Agreement shall under any circumstances be deemed invalid or inoperative, this Shareholder Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.


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      12. Counterparts.  This Shareholder Agreement may be executed in
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      13. Governing Law.  The validity, construction, enforcement and effect
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of this Shareholder Agreement shall be governed by the internal laws of the
State of Missouri.

      14. Headings.  The headings for the paragraphs of this Shareholder
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Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Shareholder Agreement.

      15. Successors.  This Shareholder Agreement shall be binding upon and
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inure to the benefit of Mercantile and its successors, and Shareholder and
Shareholder's spouse and their respective executors,
personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Shareholder Agreement shall survive the death or incapacity of Shareholder. This agreement may be assigned by Mercantile only to an affiliate of Mercantile.

      IN WITNESS WHEREOF, the parties have caused this Shareholder Agreement to be executed as of the date first above written.


                          MERCANTILE BANCORPORATION INC.



                          By:
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                              John W. Rowe
                              Executive Vice President
                              Mercantile Bank of St. Louis National Association Authorized Officer


                          SHAREHOLDER




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